Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE February 22, 2023

McGrath Announces Results for Fourth Quarter 2022

and Announces 32nd Annual Dividend Increase

Livermore, CA - February 22, 2023 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues for the quarter ended December 31, 2022 of $210.9 million, an increase of 20%, compared to the fourth quarter of 2021. The Company reported net income of $39.6 million, or $1.62 per diluted share, for the fourth quarter of 2022, compared to net income of $28.4 million, or $1.16 per diluted share, for the fourth quarter of 2021.

Total revenues for the year ended December 31, 2022 increased to $733.8 million from $616.8 million in 2021, with adjusted EBITDA increasing $40.2 million, or 16%, to $288.9 million. Net income for the year ended December 31, 2022 was $115.1 million, or $4.70 per diluted share, compared to $89.7 million, or $3.66 per diluted share, in 2021.

The Company also announced that the board of directors declared a cash dividend of $0.465 per share for the upcoming quarter ending March 31, 2023, a quarterly increase of $0.01, or 2%, over the prior year period. The cash dividend will be payable on April 28, 2023 to all shareholders of record on April 14, 2023. This marks 32 consecutive years the Company has increased its annual dividend.

Fourth QUARTER 2022 YEAR-OVER-YEAR Company HIGHLIGHTS:

•
Rental revenues increased 16% to $122.8 million.
•
Total revenues increased 20% to $210.9 million.
•
Adjusted EBITDA1 increased 23% to $91.0 million.
•
Dividend rate of $0.455 per share for the fourth quarter of 2022. On an annualized basis, this dividend represents a 1.7% yield on the February 21, 2023 close price of $105.86 per share.

Joe Hanna, President and CEO of McGrath, made the following comments regarding these results and future expectations:

“We delivered strong fourth quarter results. Our 20% growth in total company revenues was a result of robust performance in both rental operations and sales revenues. Demand was healthy across each of our rental segments. Mobile Modular rental revenues grew 18%, reflecting strong organic growth from modular operations. Our initiatives to grow modular sales also showed progress as sales revenues increased by 77% compared to a year ago. Rental revenue growth was also strong at TRS-RenTelco and Adler Tanks, which grew 8% and 20%, respectively.

I am very proud of everything we accomplished in 2022. Our full year revenue and profit growth reflects a diligent focus on execution as we made the most of healthy market conditions across each of our segments. We pursued our strategic growth focus on the modular segment with significant organic investment in new fleet, while managing pricing to higher rates and improving fleet utilization. We also made progress with our modular growth initiatives for additional services and new equipment sales. In addition to our operational accomplishments, we continued our strategic work to explore options to accelerate and strengthen our long-term growth momentum. This work culminated in the Vesta Modular acquisition and Adler divestiture, which we announced on February 1, 2023.

Looking forward to 2023, I believe we will continue to make progress in expanding our businesses. We will maintain our focus on disciplined operational execution, while also working on the successful integration of Vesta. Demand conditions continue to be healthy and we are well positioned for further business growth in 2023."

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended December 31, 2022 to the quarter ended December 31, 2021 unless otherwise indicated.

Mobile Modular

For the fourth quarter of 2022, the Company’s Mobile Modular division reported income from operations of $36.8 million, an increase of $10.7 million, or 41%, with Adjusted EBITDA increasing $14.0 million, or 36%, to $53.1 million. Rental revenues increased 18% to $72.7 million, depreciation expense increased 3% to $7.8 million and other direct costs increased 6% to $16.0 million, which resulted in an increase in gross profit on rental revenues of 26% to $48.9 million. The rental revenue increase was primarily attributed to higher average rental equipment on rent and higher average monthly rental rates. Rental related services revenues increased 41% to $24.9 million, primarily attributable to higher delivery and pick up activities for both modular buildings and portable storage containers with associated gross profit increasing 39% to $6.9 million. Sales revenues increased 77% to $35.9 million, primarily from higher used and new equipment sales. Gross margin on sales was 32% compared to 33% in 2021, resulting in a 76% increase in gross profit on sales revenues to $11.6 million. Selling and administrative expenses increased 26% to $31.0 million, primarily due to $3.7 million higher allocated corporate expenses and $2.2 million increased marketing and administrative costs.

TRS-RenTelco

For the fourth quarter of 2022, the Company’s TRS-RenTelco division reported income from operations of $11.8 million, an increase of $2.0 million, or 21%, with Adjusted EBITDA increasing $3.0 million, or 13%, to $25.3 million. Rental revenues increased 8% to $31.4 million, depreciation expense increased 4% to $12.5 million and other direct costs increased 19% to $5.8 million, which resulted in a 7% increase in gross profit on rental revenues to $13.1 million. The rental revenue increase was the result of higher average equipment on rent and higher average monthly rental rates compared to the prior year. Sales revenues increased 15% to $8.7 million and gross profit on sales revenues increased 42% to $5.4 million. Selling and administrative expenses increased 8% to $7.3 million, primarily due to higher allocated corporate expenses.

Adler Tanks

For the fourth quarter of 2022, the Company’s Adler Tanks division reported income from operations of $7.0 million, an increase of $4.1 million, with Adjusted EBITDA increasing $4.3 million, or 55%, to $12.1 million. Rental revenues increased $3.2 million, or 20%, to $18.7 million, depreciation expense decreased 2% to $4.0 million and other direct costs decreased 22% to $2.6 million, which resulted in an increased gross profit on rental revenues of 49%, to $12.1 million. The rental revenue increase was broad-based across regions and vertical markets served. Rental related services revenues increased 44% to $8.4 million, with gross profit on rental related services increasing $1.2 million to $2.3 million, compared to $1.1 million in the fourth quarter of 2021. Selling and administrative expenses increased 16% to $7.8 million primarily due to higher allocated corporate expenses and higher employee salaries and benefit costs.

financial outlook:

For the full-year 2023, the Company expects:

		2023 Outlook	2022 Actual
•	Total revenue:	$780 to $810 million	$734 million
•	Adjusted EBITDA[1,2]:	$294 to $309 million	$289 million
•	Gross rental equipment capital expenditures:	$190 to $210 million	$188 million

1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

Headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of January 19, 2023, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 22, 2023 to discuss the fourth quarter 2022 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-6980 (in the U.S.), or 1-402-220-6062 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, Mr. Hanna’s statements about making progress to expand the Company's businesses in 2023, the Company's strategic focus to explore options to accelerate and strengthen long-term growth, healthy demand conditions and being well positioned for further business growth in 2023, the successful integration of Vesta, as well as the statements regarding the full year 2023 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the continued economic impact of the COVID-19 pandemic; the health of the education and commercial markets in our modular building division; unforeseen liabilities and integration challenges associated with the Vesta acquisition; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues
Rental	$122,803	$106,076	$456,029	$390,013
Rental related services	34,120	24,191	122,617	98,061
Rental operations	156,923	130,267	578,646	488,074
Sales	52,915	44,732	150,653	125,235
Other	1,045	912	4,524	3,524
Total revenues	210,883	175,911	733,823	616,833
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	24,315	23,671	96,429	91,887
Rental related services	24,826	18,020	89,793	74,256
Other	24,424	23,373	116,780	91,069
Total direct costs of rental operations	73,565	65,064	303,002	257,212
Costs of sales	34,176	28,579	93,913	78,600
Total costs of revenues	107,741	93,643	396,915	335,812
Gross profit	103,142	82,268	336,908	281,021
Selling and administrative expenses	47,332	39,295	171,342	148,600
Income from operations	55,810	42,973	165,566	132,421
Other (expense) income:
Interest expense	(5,170)	(3,247)	(15,168)	(10,455)
Foreign currency exchange (loss) gain	26	(25)	(378)	(210)
Income before provision for income taxes	50,666	39,701	150,020	121,756
Provision for income taxes	11,025	11,254	34,882	32,051
Net income	$39,641	$28,447	$115,138	$89,705
Earnings per share:
Basic	$1.63	$1.17	$4.73	$3.70
Diluted	$1.62	$1.16	$4.70	$3.66
Shares used in per share calculation:
Basic	24,384	24,252	24,353	24,220
Diluted	24,527	24,537	24,519	24,515
Cash dividends declared per share	$0.455	$0.435	$1.82	$1.74

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
(in thousands)	2022	2021
Assets
Cash	$957	$1,491
Accounts receivable, net of allowance for credit losses of $2,300 in 2022 and $2,125 in 2021	190,023	159,499
Rental equipment, at cost:
Relocatable modular buildings	1,123,268	1,040,094
Electronic test equipment	398,267	361,391
Liquid and solid containment tanks and boxes	308,396	309,908
	1,829,931	1,711,393
Less: accumulated depreciation	(701,877)	(646,169)
Rental equipment, net	1,128,054	1,065,224
Property, plant and equipment, net	143,945	135,325
Prepaid expenses and other assets	71,429	54,945
Intangible assets, net	41,131	47,049
Goodwill	132,305	132,393
Total assets	$1,707,844	$1,595,926
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$413,742	$426,451
Accounts payable and accrued liabilities	160,829	136,313
Deferred income	82,417	58,716
Deferred income taxes, net	246,911	242,425
Total liabilities	903,899	863,905
Commitments and contingencies (Note 9)
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,388 shares as of December 31, 2022 and 24,260 shares as of December 31, 2021	110,080	108,610
Retained earnings	693,943	623,465
Accumulated other comprehensive loss	(78)	(54)
Total shareholders’ equity	803,945	732,021
Total liabilities and shareholders’ equity	$1,707,844	$1,595,926

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Twelve Months Ended December 31,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income	$115,138	$89,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111,344	106,695
Deferred income taxes	4,486	26,348
Provision for credit losses	837	451
Share-based compensation	8,009	7,666
Gain on sale of used rental equipment	(37,979)	(25,441)
Foreign currency exchange loss	378	210
Amortization of debt issuance costs	16	15
Change in:
Accounts receivable	(31,361)	(24,397)
Prepaid expenses and other assets	(16,484)	(6,816)
Accounts payable and accrued liabilities	16,347	12,226
Deferred income	23,701	9,082
Net cash provided by operating activities	194,432	195,743
Cash Flows from Investing Activities:
Purchases of rental equipment	(187,689)	(114,145)
Purchases of property, plant and equipment	(17,617)	(2,680)
Cash paid for acquisition of businesses	—	(283,124)
Cash paid for acquisition of Titan business assets	—	(6,585)
Cash paid for acquisition of non-compete agreements	—	(2,500)
Proceeds from sales of used rental equipment	73,879	57,337
Net cash used in investing activities	(131,427)	(351,696)
Cash Flows from Financing Activities:
Net borrowings borrowings under bank lines of credit	47,275	143,729
Borrowings under note purchase agreement	—	100,000
Principal payment of Series C senior notes	(60,000)	—
Principal payment of Series B senior notes	—	(40,000)
Taxes paid related to net share settlement of stock awards	(6,539)	(5,345)
Payment of dividends	(44,269)	(42,182)
Net cash (used in) provided by financing activities	(63,533)	156,202
Effect of foreign currency exchange rate changes on cash	(6)	4
Net (decrease) increase in cash	(534)	253
Cash balance, beginning of period	1,491	1,238
Cash balance, end of period	$957	$1,491
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$14,775	$10,326
Net income taxes paid, during the period	$27,362	$9,087
Dividends accrued during the period, not yet paid	$11,227	$11,280
Rental equipment acquisitions, not yet paid	$13,220	$5,750

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$72,690	$31,385	$18,728	$—	$122,803
Rental related services	24,904	783	8,433	—	34,120
Rental operations	97,594	32,168	27,161	—	156,923
Sales	35,866	8,726	698	7,625	52,915
Other	397	525	123	—	1,045
Total revenues	133,857	41,419	27,982	7,625	210,883

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,843	12,464	4,008	—	24,315
Rental related services	17,985	745	6,096	—	24,826
Other	15,959	5,826	2,639	—	24,424
Total direct costs of rental operations	41,787	19,035	12,743	—	73,565
Costs of sales	24,288	3,309	472	6,107	34,176
Total costs of revenues	66,075	22,344	13,215	6,107	107,741

Gross Profit
Rental	48,888	13,095	12,081	—	74,064
Rental related services	6,919	38	2,337	—	9,294
Rental operations	55,807	13,133	14,418	—	83,358
Sales	11,578	5,417	226	1,518	18,739
Other	397	525	123	—	1,045
Total gross profit	67,782	19,075	14,767	1,518	103,142
Selling and administrative expenses	30,989	7,315	7,786	1,242	47,332
Income from operations	$36,793	$11,760	$6,981	$276	$55,810
Interest expense					(5,170)
Foreign currency exchange gain					26
Provision for income taxes					(11,025)
Net income					$39,641

Other Information
Adjusted EBITDA [1]	$53,145	$25,333	$12,140	$351	$90,969
Average rental equipment [2]	$1,044,751	$395,789	$307,398
Average monthly total yield [3]	2.32%	2.63%	2.03%
Average utilization [4]	81.2%	63.0%	58.0%
Average monthly rental rate [5]	2.86%	4.20%	3.50%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. During the year ended December 31, 2022, the calculation for Adjusted EBITDA was adjusted to include one-time transaction costs attributed to acquisition, divestiture and integration related activities. For comparability, the transaction costs incurred during 2021 were included in the Adjusted EBITDA calculation for the year ended December 31, 2021.

2. Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$61,451	$29,079	$15,546	$—	$106,076
Rental related services	17,604	731	5,856	—	24,191
Rental operations	79,055	29,810	21,402	—	130,267
Sales	20,216	7,563	769	16,184	44,732
Other	431	361	120	—	912
Total revenues	99,702	37,734	22,291	16,184	175,911

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,634	11,945	4,092	—	23,671
Rental related services	12,634	643	4,743	—	18,020
Other	15,120	4,881	3,372	—	23,373
Total direct costs of rental operations	35,388	17,469	12,207	—	65,064
Costs of sales	13,631	3,738	552	10,658	28,579
Total costs of revenues	49,019	21,207	12,759	10,658	93,643

Gross Profit
Rental	38,697	12,253	8,082	—	59,032
Rental related services	4,970	88	1,113	—	6,171
Rental operations	43,667	12,341	9,195	—	65,203
Sales	6,585	3,825	217	5,526	16,153
Other	431	361	120	—	912
Total gross profit	50,683	16,527	9,532	5,526	82,268
Selling and administrative expenses	24,627	6,770	6,689	1,209	39,295
Income from operations	$26,056	$9,757	$2,843	$4,317	42,973
Interest expense					(3,247)
Foreign currency exchange loss					(25)
Provision for income taxes					(11,254)
Net income					$28,447

Other Information
Adjusted EBITDA [1]	$39,144	$22,345	$7,817	$4,386	$73,692
Average rental equipment [2]	$988,067	$362,760	$309,841
Average monthly total yield [3]	2.07%	2.67%	1.67%
Average utilization [4]	76.9%	65.9%	50.1%
Average monthly rental rate [5]	2.70%	4.05%	3.34%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. During the year ended December 31, 2022, the calculation for Adjusted EBITDA was adjusted to include one-time transaction costs attributed to acquisition, divestiture and integration related activities. For comparability, the transaction costs incurred during 2021 were included in the Adjusted EBITDA calculation for the year ended December 31, 2021.

2. Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$268,288	$121,375	$66,366	$—	$456,029
Rental related services	91,851	3,112	27,654	—	122,617
Rental operations	360,139	124,487	94,020	—	578,646
Sales	99,979	24,571	2,933	23,170	150,653
Other	1,599	1,720	1,205	—	4,524
Total revenues	461,717	150,778	98,158	23,170	733,823

Costs and Expenses
Direct costs of rental operations:
Depreciation	31,172	49,253	16,004	—	96,429
Rental related services	66,254	2,592	20,947	—	89,793
Other	83,031	21,327	12,422	—	116,780
Total direct costs of rental operations	180,457	73,172	49,373	—	303,002
Costs of sales	64,073	9,707	2,085	18,048	93,913
Total costs of revenues	244,530	82,879	51,458	18,048	396,915

Gross Profit
Rental	154,085	50,795	37,940	—	242,820
Rental related services	25,597	520	6,707	—	32,824
Rental operations	179,682	51,315	44,647	—	275,644
Sales	35,906	14,864	848	5,122	56,740
Other	1,599	1,720	1,205	—	4,524
Total gross profit	217,187	67,899	46,700	5,122	336,908
Selling and administrative expenses	110,234	27,245	28,428	5,435	171,342
Income (loss) from operations	$106,953	$40,654	$18,272	$(313)	$165,566
Interest expense					(15,168)
Foreign currency exchange loss					(378)
Provision for income taxes					(34,882)
Net income					$115,138

Other Information
Adjusted EBITDA [1]	$159,224	$92,007	$37,660	$(25)	$288,866
Average rental equipment [2]	$1,025,637	$383,235	$307,651
Average monthly total yield [3]	2.18%	2.63%	1.80%
Average utilization [4]	79.1%	64.2%	53.1%
Average monthly rental rate [5]	2.75%	4.11%	3.38%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. During the year ended December 31, 2022, the calculation for Adjusted EBITDA was adjusted to include one-time transaction costs attributed to acquisition, divestiture and integration related activities. For comparability, the transaction costs incurred during 2021 were included in the Adjusted EBITDA calculation for the year ended December 31, 2021.

2. Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$220,569	$113,419	$56,025	$—	$390,013
Rental related services	72,330	2,880	22,851	—	98,061
Rental operations	292,899	116,299	78,876	—	488,074
Sales	68,982	22,242	2,930	31,081	125,235
Other	1,435	1,653	436	—	3,524
Total revenues	363,316	140,194	82,242	31,081	616,833

Costs and Expenses
Direct costs of rental operations:
Depreciation	28,071	47,374	16,442	—	91,887
Rental related services	53,018	2,704	18,534	—	74,256
Other	60,429	19,148	11,492	—	91,069
Total direct costs of rental operations	141,518	69,226	46,468	—	257,212
Costs of sales	45,758	9,574	2,075	21,193	78,600
Total costs of revenues	187,276	78,800	48,543	21,193	335,812

Gross Profit
Rental	132,070	46,897	28,091	—	207,058
Rental related services	19,310	176	4,317	—	23,803
Rental operations	151,380	47,073	32,408	—	230,861
Sales	23,225	12,667	855	9,888	46,635
Other	1,435	1,653	436	—	3,524
Total gross profit	176,040	61,394	33,699	9,888	281,021
Selling and administrative expenses	92,603	25,152	25,542	5,303	148,600
Income from operations	$83,436	$36,243	$8,157	$4,585	$132,421
Interest expense					(10,455)
Foreign currency exchange loss					(210)
Provision for income taxes					(32,051)
Net income					$89,705

Other Information
Adjusted EBITDA [1]	$130,089	$85,723	$27,961	$4,844	$248,617
Average rental equipment [2]	$925,951	$351,895	$312,150
Average monthly total yield [3]	1.99%	2.69%	1.50%
Average utilization [4]	76.2%	67.0%	45.4%
Average monthly rental rate [5]	2.61%	4.01%	3.29%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. During the year ended December 31, 2022, the calculation for Adjusted EBITDA was adjusted to include one-time transaction costs attributed to acquisition, divestiture and integration related activities. For comparability, the transaction costs incurred during 2021 were included in the Adjusted EBITDA calculation for the year ended December 31, 2021.

2. Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, share-based compensation and transaction costs. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including share-based compensation and transaction costs, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges and transaction costs. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income	$39,641	$28,447	$115,138	$89,705
Provision for income taxes	11,025	11,254	34,882	32,051
Interest expense	5,170	3,247	15,168	10,455
Depreciation and amortization	28,072	27,648	111,344	106,695
EBITDA	83,908	70,596	276,532	238,906
Share-based compensation	2,903	2,364	8,009	7,666
Transaction costs [3]	4,158	732	4,325	2,045
Adjusted EBITDA [1]	$90,969	$73,692	$288,866	$248,617
Adjusted EBITDA margin [2]	43%	41%	39%	40%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA [1]	$90,969	$73,692	$288,866	$248,617
Interest paid	(5,793)	(3,849)	(14,775)	(10,326)
Income taxes paid, net of refunds received	(2,477)	(1,013)	(27,362)	(9,087)
Gain on sale of used rental equipment	(11,274)	(7,653)	(37,979)	(25,441)
Foreign currency exchange (gain) loss	(26)	25	378	210
Amortization of debt issuance costs	3	4	16	15
Change in certain assets and liabilities:
Accounts receivable, net	(64)	9,332	(30,524)	(23,946)
Prepaid expenses and other assets	829	4,593	(16,484)	(6,816)
Accounts payable and other liabilities	(1,335)	(4,628)	8,595	13,435
Deferred income	(9,698)	(11,046)	23,701	9,082
Net cash provided by operating activities	$61,134	$59,457	$194,432	$195,743

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. During the year ended December 31, 2022, the calculation for Adjusted EBITDA was adjusted to include one-time transaction costs attributed to acquisition, divestiture and integration related activities. For comparability, the transaction costs incurred during 2021 were included in the Adjusted EBITDA calculation for the year ended December 31, 2021.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.